CONSULTING AGREEMENT

THIS AGREEMENT is entered into on this 15th day of January, 2013 by and between Coby Bush (hereinafter "Bush") and NuGold Resources, Inc., a Nevada Corporation (hereinafter "Company").

HEREAFTER, the Company and Bush are referred to collectively as "Parties", and singularly as "Party"; and

WHEREAS, Bush has experience in the mining industry; particularly in the Republic of Ghana, West Africa (“Ghana”) and the Company wishes obtain the services of Bush; and

WHEREAS, the Parties desire to set forth the terms and conditions under which the said services shall be performed;

NOW, THEREFORE, in consideration of the promises of the mutual covenants herein, the Parties hereto agree as follows:

SCOPE OF SERVICES

Bush agrees to provide general advice and assistance to the company regarding the mineral mining industry and perform for the Company, beginning immediately on the date this Agreement is signed by all Parties, the services described as follows:

(a) assist the Company with locating and analyzing potential mining claims in the Republic of Ghana, West Africa (“Ghana”) for sale or lease;

(b) assist the Company with positioning themselves to be able to begin mining for gold and other minerals in Ghana;

(c) assist the Company in making and maintaining business contacts in Ghana;

(d) advise the Company on what equipment, tools, etc. will be needed to begin mining gold and other minerals in Ghana;

(e) form an African entity as a wholly-owned subsidiary of NuGold; and

(f) provide general advice and guidance on gold and other mineral mining.

PERIOD OF PERFORMANCE

The period of performance under this Agreement shall begin immediately and will continue for an initial six (6) month period. This Agreement may not be terminated for the first ninety days unless the Company at its sole discretion determines that Bush has not attempted to perform the services described above, or engages in any illegal activities that could have an impact on the Company. The parties may extend the contract by a mutually agreeable period.

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CONTRACTUAL RELATIONSHIP

In performing the services under this Agreement, Bush shall operate as, and have the status of, an independent contractor.  Bush shall not have authority to enter into any contract binding the Company, or create any obligations on the part of the Company, except as shall be specifically authorized by the Company.

COMPENSATION

beginning on February 1, 2013, as consideration for the performance of the basic services described above, the Company shall pay Bush two thousand five hundred ($2,500) a month.

CONFIDENTIALITY

Bush acknowledges that it will be necessary for Company to disclose certain confidential and proprietary information to Bush in order for Bush to perform his/her duties under this Agreement. Bush acknowledges that any disclosure to any third party or any misuse of this proprietary or confidential information would irreparably harm Company. Accordingly, Bush will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Company without Company's prior written permission except to the extent necessary to perform services on Company's behalf.

Proprietary or confidential information includes:

•	the written, printed, graphic or electronically recorded materials furnished by Company for Bush to use

•	any written or tangible information stamped "confidential," "proprietary" or with a similar legend or any information that Company makes reasonable efforts to maintain the secrecy of

•
business or marketing plans or strategies, customer lists, operating procedures, trade secrets, design formulas, know-how and processes, computer programs and inventories, discoveries and improvements of any kind, sales projections, pricing information, and

•	information belonging to customers and suppliers of Company about whom Bush gained knowledge as a result of Bushs’s services to Company.

Bush shall not be restricted in using any material which is publicly available, already in Bush’s  possession or known to Bush without restriction, or which is rightfully obtained by Bush from sources other than Company.

Upon termination of Bush’s services to Company, or at Company's request, Bush shall deliver to Company all materials in Bush’s possession relating to Company's business.

Bush acknowledges that any breach or threatened breach of this clause of this agreement will result in irreparable harm to Company for which damages would be an inadequate remedy. Therefore, Company shall be entitled to equitable relief, including an injunction, in the event of such breach or threatened breach of this clause of this agreement. Such equitable relief shall be in addition to Company's rights and remedies otherwise available at law.

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RESOLVING DISPUTES
If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in San Diego, California. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If it proves impossible to arrive at a mutually satisfactory solution through mediation, the parties agree to submit the dispute to a mutually agreed-upon arbitrator in San Diego, California. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction to do so. Costs of arbitration, including attorney fees, will be allocated by the arbitrator.

APPLICABLE LAW
This Agreement will be governed by the laws of the State of California.

NOTICES
All notices and other communications in connection with this Agreement shall be in writing and shall be considered given as follows:

•	when delivered personally to the recipient's address as stated on this Agreement

•	three days after being deposited in the United States mail, with postage prepaid to the recipient's address as stated on this Agreement, or

•
when sent by fax or electronic mail, such notice is effective upon receipt provided that a duplicate copy of the notice is promptly given by first class mail, or the recipient delivers a written confirmation of receipt.

ASSIGNMENT
Bush may not assign any rights or delegate any of its duties under this Agreement without Company's prior written approval.

PERMITS AND LICENSES
Bush has complied with all federal, state and local laws requiring business permits, certificates and licenses required to carry out the services to be performed under this Agreement.

TERMINATION OF AGREEMENT

This Agreement may not be terminated by the company prior to August 1, 2013, unless the Company finds that, at its sole discretion, Bush does not attempt to perform the scope of services described in this agreement or participates in any illegal activity that may affect the Company. If after August 1, 2013 Bush has failed to perform under this contract, it will automatically expire unless otherwise agreed to by the Parties. Bush must thereafter continue perform the scope of services described in this agreement and must not participate in any illegal activity that may affect the Company

EXPENSES

Bush shall be responsible for tracking all expenses incurred while performing services for the Company under this Agreement. This includes license fees, memberships and dues; automobile and other travel expenses; meals and entertainment; insurance premiums; expenses and other compensation paid to Bush under this Agreement. Any single expense in excess of $500 must be authorized by the Company. Monthly expenses shall not exceed $1000 unless written consent is obtained by Bush from the Company. The expenses incurred while performing services for the Company will be reimbursed to Bush within 10 days of receipt.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first noted above.

Coby Bush

/S/ Coby Bush                                                          DATE 01/15/13

BY: Coby Bush

NuGold Resources, Inc.

/S/ Brent Country                                                    DATE 01/15/13

BY: Brent Country

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